UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 19, 2014

THL Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00789	27-0344947
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

100 Federal Street, 31st Floor, Boston, MA 02110

(Address of principal executive offices)

Registrant’s telephone number, including area code (800) 450-4424

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On December 19, 2014, upon the recommendation of the Governance Committee, the Board of Directors (the “Board”) of THL Credit, Inc. (the “Company”) approved the appointment of James Kern as a director of the Company, with immediate effect.

In connection with the appointment, the Board approved expanding the size of the Board from six to seven directors. Each of the Company’s directors hold office until the next annual meeting of stockholders (the “Annual Meeting”) or until his or her successor is duly elected and qualified or such director’s earlier resignation, death or removal. As a result, Mr. Kern’s current term will expire at the 2015 Annual Meeting unless he is re-elected.

Mr. Kern’s compensation will be consistent with that provided to all of the Company’s non-employee directors, as described in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission.

There is no arrangement or understanding under which Mr. Kern was appointed. There are no transactions involving Mr. Kern requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated December 22, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THL CREDIT, INC.

Date: December 22, 2014	By:	/s/ Terrence W. Olson
	Name:	Terrence W. Olson
	Title:	Chief Financial Officer, Chief Operating Officer & Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated December 22, 2014